UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2013

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2013, IDEXX Laboratories, Inc. (the “Company”), with IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation, and IDEXX Europe B.V., each a wholly-owned subsidiary (whether directly or indirectly held) of the Company (collectively, the “Borrowers”), entered into an amended and restated credit agreement relating to a five-year unsecured revolving credit facility (the “Credit Agreement”) in the principal amount of $450 million, among the Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent, and J.P. Morgan Europe Limited, as London agent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Credit Agreement amends and restates that certain amended and restated credit agreement dated as of July 26, 2011 (the “Prior Credit Agreement”), which provided for a $300 million five-year unsecured revolving credit facility, to extend the maturity to May 8, 2018 and to increase the aggregate commitments available for borrowing by the Borrowers to $450 million with the option to further increase the aggregate commitments up to $600 million subject to the Borrowers obtaining commitments from existing or new lenders and satisfying other conditions specified in the Credit Agreement.

Borrowings under the Credit Agreement may be used for the general corporate purposes of the Company and its subsidiaries. Borrowings under the Credit Agreement bear interest at a rate equal to, in each case at the Company’s option, (1) for borrowings in United States Dollars, either (a) the greater of (i) the prime rate announced by JPMorgan Chase Bank, N.A. in New York, (ii) the Federal Funds Rate plus 0.50% and (iii) the Adjusted LIBO Rate for a one-month Interest Period plus 1%, plus a margin rate ranging from 0.000% to 0.250% based on the Company’s consolidated leverage ratio, or (b) the rate appearing on Reuters Screen LIBOR01 Page 11 a.m. London time on the Quotation Day for such Interest Period multiplied by a statutory reserve rate, plus a margin rate ranging from 0.875% to 1.250% based on the Company’s consolidated leverage ratio, (2) for borrowings in Canadian Dollars, either (a) the greater of (i) the prime rate announced by JPMorgan Chase Bank, N.A., Toronto Branch and (ii) the sum of the yearly interest to which the one-month CDOR Rate (based on a publicly-reported rate) is equivalent plus 1%, plus a margin rate ranging from 0.000% to 0.250% based on the Company’s consolidated leverage ratio (which rate shall be available for swingline borrowings only), or (b) the sum of (i) the annual rate of interest displayed on the Reuters Screen CDOR Page 10:00 a.m. Toronto local time on the Quotation Day for such Interest Period, (ii) 0.05% and (iii) a margin rate ranging from 0.875% to 1.250% based on the Company’s consolidated leverage ratio, (3) for borrowings in Euros, the percentage per annum determined by the Banking Federation of the European Union plus a margin rate ranging from 0.875% to 1.250% based on the Company’s consolidated leverage ratio, and (4) for borrowings in alternative currencies (other than United States Dollars, Canadian Dollars and Euros), the LIBO Rate plus a margin rate ranging from 0.875% to 1.250% based on the Company’s consolidated leverage ratio.

The Company has agreed to pay a quarterly commitment fee on the unused commitments available for borrowing, ranging from 0.150% to 0.300% based on the Company’s consolidated leverage ratio.

The obligations of the Borrowers and any other parties who are subsequently designated as borrowers pursuant to the terms of the Credit Agreement are unconditionally guaranteed by IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc. and OPTI Medical Systems, Inc. If the Company creates or acquires a material U.S. subsidiary or if any existing U.S. subsidiary becomes a material subsidiary, each such material subsidiary is required to execute a guaranty agreement.

The obligations of the Company and any additional borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA Event, the failure to pay specified indebtedness, and a change of control default.

The Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, fundamental changes, investments, transactions with affiliates, certain restrictive agreements and sanctions laws and regulations. The financial covenant is a consolidated leverage ratio test.

The forgoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On May 9, 2013, the Prior Credit Agreement was amended and restated in its entirety by a five-year unsecured revolving credit facility. The information reported under Item 1.01 “Entry into a Material Definitive Agreement” above is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with her previously announced retirement from the Company effective following the Company’s Annual Meeting of Stockholders, which was held on May 8, 2013, Merilee Raines resigned as Chief Financial Officer of the Company and ceased serving as the Company’s principal financial officer and principal accounting officer, effective as of May 10, 2013. Effective May 10, 2013, the Company appointed, on an interim basis, Willard R. Blanche Jr., the Company’s Vice President of Finance, as acting Chief Financial Officer of the Company and Jeffery D. Chadbourne, Director of Corporate Accounting and Financial Reporting, as acting Principal Accounting Officer of the Company. Biographical information for Mr. Blanche and Mr. Chadbourne is set forth below:

Willard R. Blanche Jr. Mr. Blanche, age 39, has served as the Company’s Vice President of Finance since January 2013. Prior to that, Mr. Blanche held a series of roles within the Company’s finance organization, including Senior Director of Finance from July 2012 to January 2013 and Director of Finance for the Company’s reference laboratories line of business from November 2011 to July 2012. Before joining the Company in 2007, Mr. Blanche held various positions of increasing responsibility with PricewaterhouseCoopers LLP from 1996 to 2007. Mr. Blanche received a bachelor’s degree in accounting from Bryant University.

Jeffery D. Chadbourne. Mr. Chadbourne, age 37, has served as the Company’s Director of Corporate Accounting and Financial Reporting since September 2011. Mr. Chadbourne came to IDEXX from Pierce Promotions and Event Management LLC, a division of Omnicom Group Inc., a global leader in advertising and marketing, where in August 2005, he began as Controller. He then served as Senior Vice President of Finance from 2006 to 2010, and from June 2011, was Chief Financial Officer. Before his tenure at Omnicom Group, he held a series of roles in the assurance and accounting advisory practice for PricewaterhouseCoopers LLP from 1998 to 2005. Mr. Chadbourne received a bachelor’s degree in accounting from the University of Southern Maine.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 8, 2013.

The Company’s stockholders elected each of the Company’s three nominees for Class III director; approved the nonbinding advisory resolution on the Company’s executive compensation program; approved the proposed amendments to the company’s 2009 Stock Incentive Plan; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

Proposal 1:	Election of Directors

Nominees	Votes For	Votes Withheld	Broker Nonvotes
Jonathan W. Ayers	45,294,596	993,854	5,357,953
Robert R. Murray	45,637,982	650,468	5,357,953
M. Anne Szostak	45,460,609	827,841	5,357,953

Proposal 2:	Advisory Vote to Approve Executive Compensation

For	45,709,136
Against	519,697
Abstain	59,617
Broker Nonvotes	5,357,953

Proposal 3:	Amendments to IDEXX Laboratories, Inc. 2009 Stock Incentive Plan

For	39,882,105
Against	6,368,032
Abstain	38,313
Broker Nonvotes	5,357,953

Proposal 4:	Ratification of Appointment of Independent Registered Public Accounting Firm

For	51,009,878
Against	612,559
Abstain	23,966
Broker Nonvotes	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: May 13, 2013	By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Credit Agreement, dated as of May 9, 2013, among the Company, IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc., OPTI Medical Systems, Inc., IDEXX Laboratories Canada Corporation and IDEXX Europe B.V., as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Toronto agent, and J.P. Morgan Europe Limited, as London agent.